EXHIBIT 10.34

SUBSCRIPTION AGREEMENT

BETWEEN

NET ELEMENT, INC.

AND

ENERFUND, LLC

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of December 2010, by and between NET ELEMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and ENERFUND, LLC, a Florida limited liability company (the “Investor”).

Recitals

A.                 The Company desires to issue, and the Investor desires to acquire an aggregate of 200,000,000 shares of Common Stock (the “Stock”) and warrants to purchase 100,000,000 shares of the Company’s Common Stock at a purchase price of $0.05 per share (the “Warrants”) as consideration for the Investor’s investment of $2,000,000 (the “Investment”) in the Company.

B.                 The Company and the Investor believe that it is in their respective best interests to have the Company issue the Shares and the Warrants and have Investor acquire the issued Stock in accordance with the terms of this Agreement.

C.                 Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Schedule II to this Agreement.

Agreement

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.             Authorization and Subscription for Units.

1.1           Authorization.  The Company has duly authorized the sale and issuance of the Shares, pursuant to the terms and conditions contained in this Agreement.

1.2           Issuance of Stock and Warrants; Consideration.  Subject to the terms and conditions of this Agreement, upon the execution of this Agreement and reclassification of the $2,000,000 previously transferred to the Company as equity (the “Purchase Price”) and other good and valuable consideration to the Company by Investor, the Company will transfer and issue to the Investor and the Investor shall acquire the Shares and the Warrants.

1.3           Use of Proceeds.  The Company shall use the proceeds received from the issuance of the Shares as operating funds for the Company’s business.

2.           The Closing.

The closing (the “Closing”) of the sale and purchase of the Shares under this Agreement shall take place as of the Effective Date (the “Closing Date”).  At the Closing:

(a)             Execution of Agreements. The Company and the Investor shall execute and deliver this Agreement.

(b)  Conditions to Closing by the Company.  The obligations of the Company under this Agreement are subject to satisfaction of the following conditions at or prior to each Closing Date, any of which may be waived by the Company in writing:

(i)           All documents reasonably requested from the Investor by the Company pursuant to this Agreement shall have been previously delivered to the Company by the Investor.

 (iii)   All the representations and warranties of the Investor contained in this Agreement shall be true and complete in all material respects and the Investor shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to each Closing.

(c)        Conditions to Closing by the Investor.  The obligations of the Investor under this Agreement are subject to satisfaction of the following conditions at or prior to each Closing Date, any of which may be waived by the Investor in writing:

(i)           All documents reasonably requested from the Company by the Investor pursuant to this Agreement shall have been previously delivered to the Investor by the Company.

(ii)           The Investor shall have received a resolution of the Board of Directors of the Company authorizing the execution of this Agreement.

(iii)           All the representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects and the Company shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by it to be performed at or prior to each Closing.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants as follows:

(a)           Authorization of Transaction.  The Company has full power and authority to execute, deliver and perform this Agreement to which it is, or is specified to be, a party.  The Board of Directors of the Company have duly authorized and approved this Agreement and the transactions contemplated hereby.  This Agreement has been, or when executed, will be, duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

(b)           No Contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, shall (with or without notice or lapse of time or both) (i) violate any Law or Order to which the Company or its assets are subject, (ii) violate or conflict with the provisions of the charter or bylaws of the Company, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration or material modification of, create for any party the right to accelerate, terminate, materially modify or cancel, or require any notice under any material Contract or material License to which the Company is a party or by which the Company is bound or to which its assets are subject, or (iv) result in the imposition of any material Lien, other than a Permitted Lien, upon any of the material properties or assets of the Company.  No material consent, approval or authorization of, or registration or filing with, any Governmental or Regulatory Body or other Person is required in connection with the execution or delivery by the Company of this Agreement.

(c)           Organization.  The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware.  The Company has all requisite corporate power and authority to own, operate or lease its assets and to conduct its business as presently conducted and, as applicable, to enter into this Agreement and to consummate the transactions contemplated herein and therein.  The Company is duly authorized to conduct business and is in good standing in each jurisdiction where such authorization is required to conduct its business as currently conducted by it.  The Company has previously made available to Investor copies of the organizational documents of the Company, as currently in effect, and the Company is not in default in the performance, observation or fulfillment of its obligations under such organizational documents.

(d)           The Shares.  The Shares will be legally issued, fully paid, and non-assessable and Investor will receive good and marketable title to the Shares free and clear of all Liens, except as prohibited by the securites’ laws of the United States.

(e)           Litigation.  The Company knows of no outstanding Order applicable to the Company or its assets; (ii) is not a party to any Action or Proceeding; or (iii) has been threatened in writing to be made a party to any Action or Proceeding with respect to any threat by a Person.

(f)           Books and Records.  The minute books of the Company, as previously made available to the Investor and its representatives, contain in all material respects accurate records of all meetings of and all corporate actions or written consents by the Board of Directors of the Company.

(g)           Disclosure.  No representation or warranty contained in this Section 3 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

(h)           Brokers’ Fees.  The Company has no Liability to pay any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement for which Investor could become liable or obligated.

4.           Representations and Warranties of the Investor.  The Investor hereby represents, warrants and agrees as follows:

(a)           Due Execution. This Agreement has been duly executed and delivered by the Investor and constitutes valid and binding obligations of the Investor which shall be enforceable in accordance with its terms, subject as to enforceability to any applicable bankruptcy, insolvency, debtors’ relief, receivership, reorganization, or other similar statutes and equitable principles that may govern the enforcement of creditors’ rights generally.

(b)           Authorization of Transaction. The Investor has full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by the Investor in connection with the purchase of the Shares, and (ii) to purchase and hold such Shares.

(c)           No Contravention. The execution of and performance of the transactions contemplated by this Agreement and compliance with their respective provisions by the Investor will not (i) require on the part of the Investor any filing with, or any permit, authorization, consent or approval of, governmental entity, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Investor or any of its properties or assets.

(d)           Restrictions on Transfer. The Investor is aware that it cannot sell or otherwise transfer the Shares in the United States without registration under applicable federal or state securities laws or without an exemption therefrom, and is aware that the Investor will be required to bear the financial risks of the Investor’s purchase for an indefinite period of time because, among other reasons, the Shares have not been and are not anticipated to be registered with the U.S. Securities and Exchange Commission or any regulatory authority of any State and, therefore, cannot be transferred or resold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

(e)           Accredited Investor.  The Investor is an “Accredited Investor” within the meaning of the definition set forth in Regulation D of the Securities Act.

(f)           Disclosure.  No representation or warranty contained in this Section 4 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

(g)           Brokers’ Fees.  The Investor has no Liability to pay any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement for which Company could become liable or obligated.

5.           Binding Agreement.  This Agreement and the representations and warranties contained herein shall be binding upon and inure to the benefit of any heirs, executors, administrators, successors and assigns of each party hereto, and shall survive the purchase and issuance of the Shares.

6.           Amendment and Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing executed by the parties hereto.

7.           Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

8.           Entire Agreement. This Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

9.           Assignment.  This Agreement is not transferable or assignable by either party without the express written consent of the other party.

10.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

11.           Section Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or two (2) business days after deposit with the United States Post office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) calendar days’ advance written notice to the other parties.

13.           Survival of Representations.  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 31st day of December, 2010.

NET ELEMENT, INC.

By: /s/ Jonathan New
Name:  Jonathan New
Title:   CFO

ENERFUND, LLC

By: /s/ Mike Zoi
Name:  Mike Zoi
Title:    Managing Member

Schedule I
Definitions

 “Action” or “Proceeding” means any action, hearing, proceeding (public or private), arbitration or suit (whether civil, criminal, administrative or investigative) commenced, brought or conducted by any Person, or any investigation or audit by any Governmental or Regulatory Body.

“Agreement” has the meaning set forth in the preface, and shall include all Disclosure Schedules and Exhibits which are incorporated in this Agreement by this reference.

 “Company” means the Company and its Subsidiaries.

“Contract” means any contract, agreement, subcontract, indenture, note, bonds (including surety bond), loan, instrument, lease, mortgage, franchise, license, assignment, purchase order, sale order, proposal, bid, understanding, commitment, whether written or oral, that is legally binding.

“Governmental Authorization” or “License” means any consent, license, registration, authorization or permit issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Body or pursuant to any Law.

“Governmental or Regulatory Body” means, collectively, any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal or other governmental organization or body, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or Taxing Authority of any nature.

“Knowledge” means, with respect to the Company, the actual knowledge of an executive officer of the Company, and in each such case, the knowledge that a reasonably prudent person would be expected to have acting in such person’s capacity in the conduct of the Business.

“Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States of America, the State of Florida, any foreign country or any domestic or foreign state, county, city or other political subdivision of any Governmental or Regulatory Body.

“Liabilities” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation, penalty, responsibility, cost or expense, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

“Lien” means any mortgage, lien, pledge, charge, security interest, claim, contractual restriction, easement, right-of-way, option, conditional sale or installment contract or encumbrance of any kind.

“Order” means any decision, award, writ, judgment, decree, ruling, verdict, injunction, assessment, penalty, or similar order made, issued or entered by, or settlement with, any Governmental or Regulatory Body or arbitrator.

 “Party” and “Parties” have the meanings set forth in the preface.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations issued pursuant thereto.

“Subsidiary” means, with respect to any Person, any corporation, association or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by such Person or one or more of its Subsidiaries.